UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2014

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 CommScope Place, SE, Hickory, North Carolina	28602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (828) 324-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 15, 2014, CommScope Holding Company, Inc. (the “Company”) announced that its wholly owned subsidiary, CommScope, Inc. (the “Issuer”), priced its offering of $1,300 million in aggregate principal amount of senior unsecured notes comprised of one tranche of $650 million aggregate principal amount of 5.000% senior notes due 2021(the “2021 Notes”) and one tranche of $650 million aggregate principal amount of 5.500% senior notes due 2024 (the “2024 Notes” and, together with the 2021 Notes, the “Notes”). The Notes will be fully and unconditionally guaranteed by the Issuer’s U.S. restricted subsidiaries, subject to certain exceptions, but will not be guaranteed by the Company. The Issuer expects to use the net proceeds of this offering to redeem the $1,100 million outstanding aggregate principal amount of its 8.25% senior notes due 2019 and for general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CommScope Holding Company, Inc.

Date: May 15, 2014	By:	/s/ Frank B. Wyatt, II
	Name:	Frank B. Wyatt, II
	Title:	Senior Vice President, General Counsel and Secretary